Exhibit 99.1

Press Release

April 29, 2021

FOR IMMEDIATE RELEASE
For more information contact:
Doug Gulling, Executive Vice President, Treasurer and Chief Financial Officer (515) 222-2309

WEST BANCORPORATION, INC. ANNOUNCES RECORD NET INCOME FOR THE FIRST QUARTER OF 2021, DECLARES INCREASED AND RECORD QUARTERLY DIVIDEND

West Des Moines, IA - West Bancorporation, Inc. (Nasdaq: WTBA; the “Company”), parent company of West Bank, today reported that first quarter 2021 net income was $11.8 million, or $0.70 per diluted common share, compared to first quarter 2020 net income of $8.1 million, or $0.49 per diluted common share. On April 28, 2021, the Company’s Board of Directors declared a regular quarterly dividend of $0.24 per common share, an increase of $0.02 from the prior quarter and representing a record high quarterly dividend for the Company. The dividend is payable on May 26, 2021, to stockholders of record on May 12, 2021.

Dave Nelson, President and Chief Executive Officer of the Company, commented, “One year ago, the onset of the COVID-19 pandemic created significant economic uncertainty across the world. The strength of West Bank’s capital, credit quality and customer relationships provided a strong footing for navigating the economic uncertainties and operational difficulties created by the pandemic. One year later, West Bank continues to post record results. Our commitment to our shareholders, customers and communities has never been stronger. We continue to build our brand in Minnesota and are excited to have begun construction of a permanent branch office in Sartell, Minnesota.”

Dave Nelson also commented, “West Bank was recently ranked 10th in the nation of best-performing large community banks by S&P Global Market Intelligence. The ranking includes public and privately owned community banks between $3 billion and $10 billion in assets in 2020 and is based on six financial performance metrics. We are proud of the acknowledgment our team has received.”

The Company filed its report on Form 10-Q with the Securities and Exchange Commission today. Please refer to that document for a more in-depth discussion of our financial results. The Form 10-Q is available on the Investor Relations section of West Bank’s website at www.westbankstrong.com.

The Company will discuss its financial results on a conference call scheduled for 10:00 a.m. Central Time tomorrow, Friday, April 30, 2021. The telephone number for the conference call is 888-339-0814. A recording of the call will be available until May 14, 2021, by dialing 877-344-7529. The replay passcode is 10150543.

About West Bancorporation, Inc. (Nasdaq: WTBA)
West Bancorporation, Inc. is headquartered in West Des Moines, Iowa. Serving customers since 1893, West Bank, a wholly-owned subsidiary of West Bancorporation, Inc., is a community bank that focuses on lending, deposit services, and trust services for consumers and small- to medium-sized businesses. West Bank has seven offices in the Des Moines, Iowa metropolitan area, one office in Coralville, Iowa, and four offices in Minnesota in the cities of Rochester, Owatonna, Mankato and St. Cloud.

Certain statements in this report, other than purely historical information, including estimates, projections, statements relating to the Company’s business plans, objectives and expected operating results, and the assumptions upon which those statements are based, are “forward-looking statements” within the meanings of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements may appear throughout this report. These forward-looking statements are generally identified by the words “believes,” “expects,” “intends,” “anticipates,” “projects,” “future,” “confident,” “may,” “should,” “will,” “strategy,” “plan,” “opportunity,” “will be,” “will likely result,” “will continue” or similar references, or references to estimates, predictions or future events. Such forward-looking statements are based upon certain underlying assumptions, risks and uncertainties. Because of the possibility that the underlying assumptions are incorrect or do not materialize as expected in the future, actual results could differ materially from these forward-looking statements.  Risks and uncertainties that may affect future results include: the effects of the COVID-19 pandemic, including its potential effects on the economic environment, our customers and our operations, as well as any changes to federal, state or local government laws, regulations or orders in connection with the pandemic; interest rate risk; competitive pressures; pricing pressures on loans and deposits; changes in credit and other risks posed by the Company’s loan and investment portfolios, including declines in commercial or residential real estate values or changes in the allowance for loan losses dictated by new market conditions, accounting standards (including as a result of the future implementation of the current expected credit loss (CECL) accounting standard) or regulatory requirements; actions of bank and nonbank competitors; changes in local, national and international economic conditions; changes in legal and regulatory requirements, limitations and costs; changes in customers’ acceptance of the Company’s products and services; cyber-attacks; unexpected outcomes of existing or new litigation involving the Company; the monetary, trade and other regulatory policies of the U.S. government; acts of war or terrorism, widespread disease or pandemics, such as the COVID-19 pandemic, or other adverse external events; developments and uncertainty related to the future use and availability of some reference rates, such as the London Interbank Offered Rate, as well as other alternative reference rates; changes to U.S. tax laws, regulations and guidance; and any other risks described in the “Risk Factors” sections of reports filed by the Company with the Securities and Exchange Commission. The Company undertakes no obligation to revise or update such forward-looking statements to reflect current or future events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

WEST BANCORPORATION, INC. AND SUBSIDIARY
Financial Information (unaudited)
(in thousands)

CONSOLIDATED BALANCE SHEETS	March 31, 2021	March 31, 2020
Assets
Cash and due from banks	$23,570	$65,256
Federal funds sold	301,919	1,141
Securities available for sale, at fair value	447,152	372,420
Federal Home Loan Bank stock, at cost	12,414	13,739
Loans	2,303,999	1,994,432
Allowance for loan losses	(30,008)	(18,332)
Loans, net	2,273,991	1,976,100
Premises and equipment, net	29,308	29,129
Bank-owned life insurance	42,906	35,051
Other assets	41,646	26,773
Total assets	$3,172,906	$2,519,609

Liabilities and Stockholders’ Equity
Deposits:
Noninterest-bearing demand	$691,329	$408,144
Interest-bearing:
Demand	466,913	357,313
Savings	1,318,536	1,025,749
Time of $250 or more	45,844	71,789
Other time	159,471	157,130
Total deposits	2,682,093	2,020,125
Federal funds purchased	4,060	32,340
Other borrowings	216,374	222,958
Other liabilities	35,850	43,493
Stockholders’ equity	234,529	200,693
Total liabilities and stockholders’ equity	$3,172,906	$2,519,609

WEST BANCORPORATION, INC. AND SUBSIDIARY
Financial Information (continued) (unaudited)
(in thousands)

	Three Months Ended March 31,
CONSOLIDATED STATEMENTS OF INCOME	2021	2020
Interest income
Loans, including fees	$24,038	$22,311
Securities	2,203	2,680
Other	69	229
Total interest income	26,310	25,220
Interest expense
Deposits	1,877	5,046
Federal funds purchased	1	16
Other borrowings	1,311	1,694
Total interest expense	3,189	6,756
Net interest income	23,121	18,464
Provision for loan losses	500	1,000
Net interest income after provision for loan losses	22,621	17,464
Noninterest income
Service charges on deposit accounts	582	603
Debit card usage fees	442	382
Trust services	652	463
Increase in cash value of bank-owned life insurance	220	158
Loan swap fees	—	586
Realized investment securities gains (losses), net	4	(6)
Other income	565	334
Total noninterest income	2,465	2,520
Noninterest expense
Salaries and employee benefits	5,608	5,284
Occupancy	1,228	1,213
Data processing	602	630
FDIC insurance	404	237
Other expenses	2,429	2,299
Total noninterest expense	10,271	9,663
Income before income taxes	14,815	10,321
Income taxes	3,063	2,232
Net income	$11,752	$8,089

WEST BANCORPORATION, INC. AND SUBSIDIARY
Financial Information (continued) (unaudited)

	PER COMMON SHARE			MARKET INFORMATION (1)
	Net Income
	Basic	Diluted	Dividends	High	Low
2021
1st Quarter	$0.71	$0.70	$0.22	$26.78	$18.86

2020
4th Quarter	$0.52	$0.52	$0.21	$21.79	$15.53
3rd Quarter	0.49	0.49	0.21	17.99	15.50
2nd Quarter	0.48	0.48	0.21	20.67	14.50
1st Quarter	0.49	0.49	0.21	25.68	13.74
(1) The prices shown are the high and low sale prices for the Company’s common stock, which trades on the Nasdaq Global Select Market under the symbol WTBA. The market quotations, reported by Nasdaq, do not include retail markup, markdown or commissions.

	Three Months Ended March 31,
SELECTED FINANCIAL MEASURES	2021	2020
Return on average assets	1.53%	1.29%
Return on average equity	20.77%	15.54%
Net interest margin (2)	3.17%	3.10%
Efficiency ratio (1)(2)	39.75%	45.64%

	As of March 31,
	2021	2020
Texas ratio(1)	9.38%	0.22%
Allowance for loan losses ratio	1.30%	0.92%
Allowance for loan losses ratio, excluding PPP loans (2)(3)	1.39%	0.92%
Tangible common equity ratio	7.39%	7.97%
(1) A lower ratio is more desirable
(2) Non-GAAP financial measures - see reconciliation below
(3) Paycheck Protection Program (PPP)

Definitions of ratios:
•Return on average assets - annualized net income divided by average assets.
•Return on average equity - annualized net income divided by average stockholders’ equity.
•Net interest margin - annualized tax-equivalent net interest income divided by average interest-earning assets.
•Efficiency ratio - noninterest expense (excluding other real estate owned expense) divided by noninterest income (excluding net securities gains/losses and gains/losses on disposition of premises and equipment) plus tax-equivalent net interest income.
•Texas ratio - total nonperforming assets divided by tangible common equity plus the allowance for loan losses.
•Allowance for loan losses ratio - allowance for loan losses divided by total loans.
•Allowance for loan losses ratio, excluding PPP loans - allowance for loan losses divided by total loans minus the amount of PPP loans.
•Tangible common equity ratio - common equity less intangible assets (none held) divided by tangible assets.

WEST BANCORPORATION, INC. AND SUBSIDIARY
Financial Information (continued) (unaudited)
(dollars in thousands)

NON-GAAP FINANCIAL MEASURES

This report contains references to financial measures that are not defined in generally accepted accounting principles (GAAP). The following table reconciles the non-GAAP financial measures of net interest income and net interest margin on a fully taxable equivalent (FTE) basis, efficiency ratio on an adjusted and FTE basis, loans, net of PPP loans and allowance for loan losses ratio, excluding PPP loans, to their most directly comparable measures under GAAP.

	Three Months Ended March 31,
	2021	2020
Reconciliation of net interest income and net interest margin on an FTE basis to GAAP:
Net interest income (GAAP)	$23,121	$18,464
Tax-equivalent adjustment (1)	229	178
Net interest income on an FTE basis (non-GAAP)	23,350	18,642
Average interest-earning assets	2,979,710	2,420,497
Net interest margin on an FTE basis (non-GAAP)	3.17%	3.10%

Reconciliation of efficiency ratio on an adjusted and FTE basis to GAAP:
Net interest income on an FTE basis (non-GAAP)	$23,350	$18,642
Noninterest income	2,465	2,520
Adjustment for realized securities (gains) losses, net	(4)	6
Adjustment for losses on disposal of premises and equipment, net	24	2
Adjusted income	25,835	21,170
Noninterest expense	10,271	9,663
Efficiency ratio on an adjusted and FTE basis (non-GAAP) (2)	39.75%	45.64%

	As of March 31,
	2021	2020
Reconciliation of allowance for loan losses ratio, excluding PPP loans:
Loans outstanding (GAAP)	$2,303,999	$1,994,432
Less: PPP loans	(151,122)	—
Loans, net of PPP loans (non-GAAP)	2,152,877	1,994,432
Allowance for loan losses	30,008	18,332
Allowance for loan losses ratio, excluding PPP loans (non-GAAP)	1.39%	0.92%

(1) Computed on a tax-equivalent basis using a federal income tax rate of 21 percent, adjusted to reflect the effect of the nondeductible interest expense associated with owning tax-exempt securities and loans. Management believes the presentation of this non-GAAP measure provides supplemental useful information for proper understanding of the financial results, as it enhances the comparability of income arising from taxable and nontaxable sources.
(2) The efficiency ratio expresses noninterest expense as a percent of fully taxable equivalent net interest income and noninterest income, excluding specific noninterest income and expenses. Management believes the presentation of this non-GAAP measure provides supplemental useful information for proper understanding of the Company’s financial performance. It is a standard measure of comparison within the banking industry.